                       REGISTRATION AND EXPENSES AGREEMENT


     This Registration and Expenses Agreement (this "Agreement") is made as of October __, 1994, by and among Robert Half International Inc., a Delaware corporation (the "Company"), The Fulcrum III Limited Partnership, a Delaware limited partnership ("First Fulcrum"), and The Second Fulcrum III Limited Partnership, a Delaware limited partnership ("Second Fulcrum"; each of First Fulcrum and Second Fulcrum is hereinafter referred to as a "Holder"; collectively hereinafter referred to as "Holders").

     WHEREAS, First Fulcrum and Second Fulcrum each holds shares of Common Stock of the Company which each wishes to sell to the public by means of a registered public offering;

     WHEREAS, the Company has determined that it is in its best interests and those of its stockholders that the proposed sale of shares by the Holders be accomplished by means of an orderly distribution in a registered public offering.

     WHEREAS, the Company believes that the distribution of the shares of Common Stock of the Company held by the Holders through a registered public offering will significantly increase the public float and liquidity of its shares of Common Stock on the stock markets where such shares are traded.

     NOW THEREFORE, in consideration of the mutual covenants set forth herein and intending to be legally bound hereby, the parties hereby agree as follows:

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

          "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of the registration statement by the Commission.

          "Registration Expenses" shall mean all expenses incurred by the Company in filing the Registration Statement and complying herewith including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits or other accounting expenses incident to or required by the registration contemplated hereby.

          "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the Shares (as defined below) registered on behalf of either Holder, all internal administrative and other expenses of either Holder and all fees and disbursements of counsel for either Holder.

     2. REGISTRATION STATEMENT. The Company has filed a registration statement on Form S-3 (File No. 33-55627, as amended or supplemented from time to time, and including all documents incorporated or deemed incorporated by reference therein and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) promulgated under the Securities Act, the "Registration Statement") for a public offering of a portion of the shares of Common Stock of the Company held by First Fulcrum or Second Fulcrum (the "Shares") and shares to be issued by the Company, and the prospectus to be used in connection therewith (as amended or supplemented from time to time, and including all documents incorporated or deemed incorporated by reference therein, the "Prospectus").

     3. INFORMATION. Each of First Fulcrum and Second Fulcrum has and will continue to furnish to the Company such information regarding itself and the distribution proposed by it as the Company may request and as shall be required in connection with the registration of the Shares as contemplated by the Registration Statement.

     4. MAINTENANCE OF EFFECTIVENESS. If and once the Registration Statement is declared effective by the Commission, the Company will use its reasonable efforts to keep the Registration Statement effective for a period of 45 days or until the Holders shall have completed the distribution described in the Registration Statement, whichever first occurs. Notwithstanding anything to the contrary contained herein, in the event that the Board of Directors of the Company determines that it is advisable to suspend use of the Prospectus and/or withdraw the Registration Statement due to pending corporate developments, public filings with the Commission or similar events, the Company shall be entitled to do so without any liability or obligation to the Holders.

     5. UNDERWRITING AGREEMENT. Each of First Fulcrum, Second Fulcrum and the Company shall enter into and perform its obligations under an underwriting agreement or agreements (the "Underwriting Agreement") with the underwriters of the offering reasonably acceptable to the Company. The Underwriting Agreement shall be in a form reasonably acceptable to the Company and the Holders.

     6. CUSTODY AGREEMENT. With respect to the registration to be effected pursuant to the Registration Statement, each of First Fulcrum and Second Fulcrum shall enter into a custody agreement (the "Custody Agreement") in substantially the form of Exhibit A hereto concurrently with the execution hereof and shall deliver the Shares to the custodian named therein promptly thereafter. The Holders hereby confirm and reaffirm to the Company, as if made herein, the representations, warranties and covenants contained and made by them in the Custody Agreement.

     7. EXPENSES. The Company shall be responsible for and pay all Registration Expenses incurred in connection with the registration to be effected pursuant to the Registration Statement to be filed pursuant hereto. Each of First Fulcrum and Second Fulcrum shall be responsible for and pay all Selling Expenses other than the underwriting discounts, selling commissions and stock transfer taxes applicable to shares of Common Stock to be registered by and to be issued by the Company under the Registration Statement.

     8.   INDEMNIFICATION.

          (a) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless the Company and each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any and all loss, claim, damage and expense (or actions, proceedings or investigations in respect thereof), as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that each Selling Stockholder will only be liable in any such case to the extent that such loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto; and PROVIDED, FURTHER, that the amount of such indemnification shall be limited to the amount of proceeds to such Selling Stockholder from the sale of the Shares.

          (b) The Company agrees to indemnify and hold harmless each of the Selling Stockholders and the directors, officers and partners of each such Selling Stockholder and each person who controls each Selling Stockholder within the meaning of Section 15 of the Securities Act, against any and all loss, claims, damage and expense (or actions, proceedings or investigations in respect thereof) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company will not be liable in any such case for any such loss, liability, claim, damage or expense which arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in the preparation of the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto.

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to the indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise on account of this indemnity agreement.
An indemnifying party may participate at its own expense in the defense of any such action. In no event shall an indemnifying party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) Any payment made by the Company or any Selling Stockholder pursuant to paragraph (a) or (b) above, which arises with respect to any loss, liability, claim, damage or expense incurred in a currency other than the U.S. dollar shall be made by the Company or such Selling Stockholder, as the case may be, in such amount of U.S. dollars as shall be necessary to enable the indemnified party to purchase the amount of such other currency needed to satisfy such loss, liability, claim, damage or expense, including any premiums and costs of exchange payable in connection with conversion of U.S. dollars into the relevant currency.

          (e) Each of the Selling Stockholders and the Company acknowledge and agree that the only written information furnished to the Company by or on behalf of such Selling Stockholders specifically for use in the preparation of the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, within the meaning of paragraphs (a) and (b) above is set forth in the first two paragraphs under the caption "SELLING STOCKHOLDERS" in the Registration Statement.

     9.   MISCELLANEOUS.

          9.1 GOVERNING LAW. The terms of this Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to agreements entered into and performed within California solely by residents of that State without giving effect to conflict of laws principles thereof.

          9.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the permitted successors, assigns, heirs, transferees, distributees, executors and administrators of the parties hereto (it being understood that neither First Fulcrum nor Second Fulcrum may assign any of its rights without the prior written consent of the Company). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

          9.3 AMENDMENT AND WAIVER. This Agreement, or any provision hereof, may be amended or waived only in writing signed by the party against whom enforcement is sought.

          9.4 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to the Company or to either Holder upon any breach or default of any party hereto under this Agreement shall impair any such right, power or remedy of the Company or such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company or either Holder of any breach or default under this Agreement or any waiver on the part of the Company or either Holder of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to the Company or either Holder, shall be cumulative and not alternative.

          9.5 NOTICES, ETC. All notices and other communications required or permitted under this Agreement shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Holder, at such Holder's address set forth on the signature page hereto, or at such other address as such Holder shall have furnished to the Company in writing, or (b) if to the Company, at the address of its principal executive officers and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Holders.

          9.6 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          9.7 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          9.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                              ROBERT HALF INTERNATIONAL INC.


                              By:__________________________________
                                  Harold M. Messmer, Jr., President
                                   and Chief Executive Officer

                                  2884 Sand Hill Road
                                  Menlo Park, California 94025


                              "HOLDERS":

                              THE FULCRUM III LIMITED PARTNERSHIP

                              By:  Gibbons, Goodwin, van Amerongen,
                                   its general partner


                              By:__________________________________
                              Title:  General Partner

                                  600 Madison Avenue
                                  New York, NY 10022


                              THE SECOND FULCRUM III LIMITED
                                PARTNERSHIP

                              By:  Gibbons, Goodwin, van Amerongen,
                                   its general partner


                              By:__________________________________
                              Title:  General Partner

                                  600 Madison Avenue
                                  New York, NY 10022

                                                                       EXHIBIT A

                                CUSTODY AGREEMENT



Chemical Trust Company of California
50 California Street, 10th Floor
San Francisco, California  94111
Attn:  Daniel W. Spengel

Robert Half International Inc,
2884 Sand Hill Road
Menlo Park, CA 94025
Attn:  President

Ladies and Gentlemen:

     Pursuant to the terms of the Registration and Expenses Agreement, dated as of _________, 1994 (the "Expenses Agreement"), by and among Robert Half International Inc. (the "Company"), The Fulcrum III Limited Partnership ("First Fulcrum") and The Second Fulcrum III Limited Partnership ("Second Fulcrum"), the Company has filed a Registration Statement (File No. 33-55627, as amended or supplemented from time to time, the "Registration Statement") with the Securities and Exchange Commission to register for sale to the public under the Securities Act of 1933, as amended, and the rules promulgated thereunder (the "Act"), shares of the Company's common stock (the "Common Stock").

     The shares of Common Stock covered by the Registration Statement consist of
(a) 100,000 shares of Common Stock to be sold by the Company (the "Company Shares"), (b) __________ shares of Common Stock (the "Firm Shares") to be sold by the undersigned stockholders of the Company (each a "Selling Stockholder" and collectively the "Selling Stockholders") and (c) up to an additional _________ shares (the "Option Shares") of Common Stock which may be sold by the Company pursuant to over-allotment options to be granted by the Company to the Underwriters, pursuant to the proposed U.S. and international purchase agreements (collectively, the "Underwriting Agreement") among Merrill Lynch & Co. (or an affiliate thereof), William Blair & Company (collectively, the "Representatives"), the Company and the Selling Stockholders. Unless otherwise defined or noted in this Agreement or the context otherwise requires, all capitalized terms used herein shall have the meanings given to such terms in the Underwriting Agreement.

     1. A custody arrangement is hereby established by each of the undersigned Selling Stockholders with Chemical Trust Company of California, as custodian (the "Custodian"), with respect to the certificates representing the Firm Shares deposited with the Custodian herewith, and the Custodian is hereby instructed to act in accordance with this Agreement and any amendments or supplements hereto. It is understood that the certificates deposited with the Custodian may represent a greater number of shares of Common Stock than the Firm Shares, and reference is made to the second sentence of Section 3(c) hereof with respect to such excess shares.

     2. There are herewith delivered to the Custodian, and the Custodian hereby acknowledges receipt of, certificates representing shares of Common Stock as set forth at the end of this letter on the page entitled "CERTIFICATES DEPOSITED". Each such certificate so delivered is in negotiable and proper deliverable form and is accompanied by a completed form W-8 or W-9, as applicable, and a duly executed stock power or powers, in blank, bearing the signature of the undersigned guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee "medallion" program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended. Such certificates are to be held by the Custodian for the account of the Selling Stockholders and are to be disposed of by the Custodian in accordance with this Agreement.

     3.   The Custodian is authorized and directed by each of the Selling
Stockholders:

          (a) To hold the certificates representing the Firm Shares delivered by the Selling Stockholders in its custody;

          (b) On or immediately prior to the settlement date for any shares of Common Stock sold pursuant to the Registration Statement (the "Closing Date"), to cause such shares to be transferred on the books of the Company and/or the transfer agent into such names as the Custodian shall have been instructed by the Representatives; to cause to be issued, against surrender of the certificates for the shares, a new certificate or certificates for such shares, free of any restrictive legend, registered in such name or names; to deliver such new certificates representing such shares to the Representatives as instructed by the Representatives on the Closing Date for their account or accounts against full payment therefor; and to give receipt for such payment;

          (c) To disburse such payments in the following manner: (i) to itself, as agent for the Selling Stockholders an amount sufficient to pay any transfer taxes, stamp duties or other similar taxes which the Selling Stockholders have agreed to pay pursuant to the Underwriting Agreement and such further reserve amount to be designated in writing by the Selling Stockholders from which amount the Custodian shall pay, as soon as reasonably practicable, any other expenses as are payable by each of the undersigned Selling Stockholders; and (ii) to each Selling Stockholder, in the manner requested by such Selling Stockholder at the end of this Custody Agreement or in such manner as the Custodian, in accordance with the terms hereof, shall deem appropriate,
(A) on the Closing Date, a sum equal to the share of the proceeds (less the applicable Selling Expenses, as defined in the Registration Rights Agreement) to which each Selling Stockholder is entitled, and (B) promptly after any applicable stock transfer taxes or other expenses shall have been paid, any remaining balance of the amount reserved under clause (i) above. As soon as practicable after such remittance, the Custodian shall also return to each Selling Stockholder new certificates representing the number of shares of Common Stock, if any, represented by the certificates deposited that are in excess of the number of shares sold by such Selling Stockholder to the Underwriters, which new certificates shall bear the legend set forth in Section 8(e) of this Agreement and such other restrictive legends as are required in the opinion of counsel for the Company. Before making any payment from the amount, if any, reserved under clause (i) above, except payments made pursuant to subclause (B) of clause (ii) above, the Custodian shall request and receive the written approval of the Selling Stockholders.

     4.   Subject in each case to the indemnification obligations set forth in
Section 7 hereof, in the event the Firm Shares of either Selling Stockholder are not sold prior to December 15, 1994, upon request by such Selling Stockholder, the Custodian shall deliver to such Selling Stockholder as soon as practicable after such date, certificates deposited by such Selling Stockholder. Certificates returned to any Selling Stockholder shall be returned with any related stock powers, and any new certificates issued to the Selling Stockholders shall bear such restrictive legends as are required in the opinion of counsel for the Company.

     5. This Agreement is for the express benefit of the Company, the Custodian, the Selling Stockholders, the Representatives, the Underwriters, Wilson, Sonsini, Goodrich & Rosati and Kramer, Levin, Naftalis, Nessen, Kamin & Frankel. The obligations and authorizations of the Selling Stockholders here-under are irrevocable and shall not be terminated by any act of either Selling Stockholder or by operation of law, whether by liquidation or dissolution of either Selling Stockholder or by the occurrence of any other event or events (including without limitation the termination of any trust or estate for which either Selling Stockholder is acting as a fiduciary or fiduciaries), and if after the execution hereof either Selling Stockholder is liquidated or dissolved, or if any other event or events shall occur before the delivery of either Selling Stockholder's Firm Shares hereunder to the Representatives, such Firm Shares shall be delivered to the Representatives in accordance with the terms and conditions of this Agreement, as if such event had not occurred, regardless of whether or not the Custodian shall have received notice of such event.

     6. Until payment of the purchase price (less the applicable transfer taxes, stamp duties or other taxes and other expenses) for the Firm Shares has been made to the Selling Stockholders or to the Custodian, the Selling Stockholders shall remain the owner of (and shall retain the right to receive dividends and distributions on, and to vote) the number of shares delivered by each of them to the Custodian hereunder. Until such payment in full has been made or until the offering of Shares has been terminated, each Selling Stockholder agrees that it will not give, sell, pledge, hypothecate, grant any lien on, transfer, deal with or contract with respect to the Firm Shares and/or any interests therein.

     7. It is understood that the Custodian assumes no responsibility or liability to any person other than to deal with the certificates deposited with the Custodian hereunder and the proceeds from the sale of all or a portion of the shares of Common Stock represented thereby in accordance with the provisions of this Agreement. The Custodian makes no representations with respect to and shall have no responsibility for the Registration Statement relating to the proposed public offering of Common Stock or the Prospectus contained therein or, except as herein expressly provided, for any aspect of the proposed public offering of Common Stock. The Custodian shall not be liable for any error of judgment or any act done or omitted or for any mistake of fact or law except for those as a result of the Custodian's negligence or bad faith. Each of the undersigned Selling Stockholders agrees to indemnify the Custodian for and to hold the Custodian harmless against any loss, liability or expense incurred on its part arising out of or in connection with its acting as Custodian under this Agreement, and for the cost and expense of defending against any claim or liability hereunder that is not due to the Custodian's negligence or bad faith. Each of the undersigned agrees that the Custodian may consult with legal counsel of its own choice (who may be counsel for the Company) and the Custodian shall have full and complete authorization and protection for any action taken or suffered by the Custodian hereunder in good faith and in accordance with the instructions of such legal counsel. Anything in this Agreement to the contrary notwithstanding, in no event shall the Custodian be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action, but only so long as such loss or damage does not arise from the Custodian's negligence or bad faith.

     8. Each of the Selling Stockholders represents and warrants as of the date hereof, as of the date of effectiveness of the Registration Statement, as of the closing of the sales contemplated thereby, and during such time as shares of Common Stock are distributed thereunder, and covenants that:

          (a) The Selling Stockholder has and at the Closing Date will have good and valid title to the Firm Shares to be sold by the Selling Stockholder, free of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Firm Shares; and upon the delivery of and payment for such Firm Shares pursuant to the Underwriting Agreement, good and valid title thereto, free of any liens, encumbrances, equities and claims, will be transferred to the several Underwriters.

          (b) The consummation by the Selling Stockholder of the transactions contemplated herein and in the Underwriting Agreement and the fulfillment by such Selling Stockholder of the terms hereof and thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Selling Stockholder is a party, or of any decree, judgment or order to which such Selling Stockholder is a party or by which such Selling Stockholder or any of its assets may be bound.

          (c) The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock of the Company.

          (d) The Selling Stockholder (i) has given the Company notice of the Selling Stockholder's election to sell the Firm Shares to the Underwriters under the Underwriting Agreement, (ii) has all consents, approvals, authorization and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, the Expenses Agreement and the Underwriting Agreement and for the sale and delivery to the several Underwriters of the Firm Shares to be sold by such Selling Stockholder under the Underwriting Agreement, and (iii) has full right, power and authority to enter into this Agreement, the Expenses Agreement and the Underwriting Agreement, and to sell, assign, transfer and deliver the Firm Shares under the Underwriting Agreement. No person has any right to acquire from the Selling Stockholder any Firm Shares to be sold hereunder and the Selling Stockholder is under no obligation, whether absolute or contingent, to sell any Firm Shares to any person, except as disclosed in the Prospectus.

          (e) The Selling Stockholder, without the prior written consent of the Representatives, will not directly or indirectly, offer, sell, contract to sell, make any short sale, pledge, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of (the "Resale Restrictions") any shares of Common Stock, options to acquire shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock which such Selling Stockholder may now own or hereafter acquire, including without limitation any such securities which may be deemed to be beneficially owned by such Selling Stockholder under the rules of the Commission (the "Restricted Securities"), or publicly announce such Selling Stockholder's intention to do any of the foregoing, for a period ending on the date which is one hundred twenty (120) days after the date of the pricing agreement entered into pursuant to the Underwriting Agreement; provided that, the foregoing shall not prohibit a distribution to the partners of a Selling Stockholder of shares of Common Stock other than the Firm Shares provided that such partners take such distribution subject to the foregoing restrictions; and, provided further, such Selling Stockholder acknowledges and agrees that the certificates representing shares of Common Stock other than the Firm Shares held by such Selling Stockholder or by such partners as a result of such distribution shall bear a legend substantially to the following effect:

     THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD OR PLEDGED OR OTHERWISE DISPOSED OF, NOR MAY ANY OFFER TO SELL ANY SUCH SHARES BE MADE OR OPTION FOR THE SALE THEREOF BE GRANTED, DIRECTLY OR INDIRECTLY, UNTIL [120 DAY PERIOD], 1995, WITHOUT THE PRIOR WRITTEN CONSENT OF THE REPRESENTATIVES OF THE UNDERWRITERS REFERRED TO IN THE U.S. PURCHASE AGREEMENT AND INTERNATIONAL PURCHASE AGREEMENT, EACH DATED __________________, 1994.

The Selling Stockholder agrees to deliver to the Custodian for such legending each of the additional certificates held by such Selling Stockholders which represent shares of Common

Stock of the Company that are not sold as Firm Shares as promptly as practicable following the execution of this Agreement and the Selling Stockholder acknowledges and agrees that the Company will enter stop transfer orders with its transfer agent with respect to such shares that are not sold as Firm Shares.

          (f) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions contemplated under the Underwriting Agreement, the Selling Stockholder hereby delivers to the Custodian, who is hereby instructed to re-deliver the same to the Representatives a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          (g) This Agreement and the Expenses Agreement constitute the valid, legal and binding obligation of the Selling Stockholder and are enforceable against such Selling Stockholder in accordance with their respective terms, subject to bankruptcy, insolvency, and similar laws governing the rights of creditors generally and to the discretion of courts in granting equitable remedies.

          (h) All information furnished to the Company by the Selling Stockholder specifically for use in connection with the preparation of the Registration Statement and the Prospectus is true and correct in all material respects and does not omit any material fact necessary to make such information not misleading.

          (i) No consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental body is required for the sale of the Firm Shares by the Selling Stockholder or the consummation by it of the other transactions contemplated by the Underwriting Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or blue sky laws in connection with the sale of the Shares as contemplated by the Underwriting Agreement and the contemplated distribution of the Shares by the Underwriters.

          (j) The Selling Stockholder will cooperate, when and as requested by the Representatives, in the qualification of the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Representatives may designate and, during the 12-month period after the Registration Statement becomes effective, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that each of the undersigned Selling Stockholders shall not be obligated to file any general consent to service of process in any jurisdiction or to become subject to taxation in any jurisdiction in which it is not otherwise subject to tax.

          (k) The Selling Stockholder does not have any actual knowledge or reason to believe that the Registration Statement or the Prospectus, or any amendment or supplement thereto (or any documents incorporated therein by reference) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (l) The sale of the Firm Shares by the Selling Stockholder pursuant to the Underwriting Agreement is not prompted by any adverse information concerning the Company which is not set forth in the Registration Statement or the Prospectus or any documents incorporated therein by reference.

          (m) With respect to the Company and the shares of Common Stock held by the Selling Stockholders, the Selling Stockholder is in compliance in all material respects with the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the Act, has not taken any action that has violated the 1934 Act or the Act in any material respect, has not failed to take any action to comply with the 1934 Act or the Act in any material respect, will not take any action to violate the 1934 Act or the Act in any material respect and will not fail to take any action to remain in compliance with the 1934 Act and the Act in all material respects.

          (n) The Selling Stockholder hereby reaffirms as if made and set forth herein each of the representations and warranties made by such Selling Stockholder in Section 1(b) of the Underwriting Agreement.

     The foregoing representations, warranties and agreements are hereby expressly made for the benefit of, and may be relied upon by, the Company, the other Selling Stockholder, Wilson, Sonsini, Goodrich & Rosati, as counsel for the Company, Kramer, Levin, Naftalis, Nessen, Kamin & Frankel as counsel for the Selling Stockholders, the Representatives, the Underwriters and their counsel, and the Custodian.

     9. The Custodian's acceptance of this Agreement by the execution hereof shall constitute an acknowledgement by the Custodian of the authorization herein conferred and shall evidence the Custodian's agreement to carry out and perform this Agreement in accordance with its terms.

     10. This Agreement may be executed in more than one counterpart with the same effect as if the signatures thereto and hereto were upon the same instrument.

     11. This Agreement shall be binding upon the Custodian, each of the Selling Stockholders, the Company and the respective, distributees, successors and assigns of the Custodian, the Selling Stockholders and the Company, as the case may be.

     12. This Agreement shall be governed by the laws of the State of California applicable to contracts made and to be performed entirely in such State.

     13. Any notice given pursuant to this Agreement shall be deemed given if in writing and delivered in person, or if given by telephone or facsimile if subsequently confirmed by letter: (i) if to a Selling Stockholder, to the address set forth below its signature; and (ii) if to the Custodian, to the address set forth below its signature; and (iii) if to the Company, to the address set forth below its signature.

     14. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


Dated:  _____________, 1994


Robert Half International Inc.          Chemical Trust Company of California


By:                                     By:
    -------------------------------         ------------------------------------
Title:                                  Title:
       ----------------------------            ---------------------------------

Address:  2884 Sand Hill Road           Address:  50 California Street
          Menlo Park, CA  94025                   San Francisco, CA 94111
Telephone Number: (415) 854-9700        Telephone Number:  (415) 954-9516
Facsimile Number: (415) 854-9735        Facsimile Number:  (415) 989-5241



THE FULCRUM III LIMITED                 THE SECOND FULCRUM III LIMITED
PARTNERSHIP                             PARTNERSHIP

By:  Gibbons, Goodwin, van Amerongen,   By:  Gibbons, Goodwin, van Amerongen,
       its General Partner                     its General Partner


By:                                     By:
    -------------------------------         ------------------------------------
Title: General Partner                  Title: General Partner

Address: 600 Madison Avenue             Address: 600 Madison Avenue
         New York, New York  10022               New York, New York  10022
Telephone Number:  (212) 832-2400       Telephone Number:  (212) 832-2400
Facsimile Number:  (212) 750-4788       Facsimile Number:  (212) 750-4788






- -------------------------
*    To be signed in exactly the same manner as the shares are registered.

             SALE INSTRUCTION OF THE FULCRUM III LIMITED PARTNERSHIP


     INSTRUCTION: Complete each column as to certificates to be deposited with the Custodian.


                             CERTIFICATES DEPOSITED


                                                               Number of
                                                            shares of Common
                                                            Stock to be sold
                             Number of shares             from certificates (if
   Stock                     of Common Stock              less than all shares
certificate                   represented by               represented thereby
 number(s)                   each certificate                are to be sold)
- -----------                  ----------------             ---------------------



















                              --------------                 ----------------

TOTAL:
                              --------------                 ----------------

           PAYMENT INSTRUCTION OF THE FULCRUM III LIMITED PARTNERSHIP


     INSTRUCTION: Indicate how you wish to receive payment for the shares sold to the Underwriters. A wire transfer can be made only to an account standing in exactly the same name as the person or entity, including trusts or other associations, holding the shares being sold.

                                MANNER OF PAYMENT

     I request that payment of the net proceeds from the sale of the shares of Common Stock of Robert Half International Inc. to be sold by me pursuant to the Underwriting Agreement be made in the following manner:


     (___)     WIRE TRANSFER to the following account:

               Account No. ____________________

               Bank ___________________________
                         (Name)

               ________________________________
               ________________________________
                         (Address)

               ABA No._________________________

               Bank Contact Person ____________________________

            phone (___) ____________________

         SALE INSTRUCTION OF THE SECOND FULCRUM III LIMITED PARTNERSHIP


     INSTRUCTION: Complete each column as to certificates to be deposited with the Custodian.


                             CERTIFICATES DEPOSITED


                                                               Number of
                                                            shares of Common
                                                            Stock to be sold
                             Number of shares             from certificates (if
   Stock                     of Common Stock              less than all shares
certificate                   represented by               represented thereby
 number(s)                   each certificate                are to be sold)
- -----------                  ----------------             ---------------------



















                              --------------                 ----------------

TOTAL:
                              --------------                 ----------------

        PAYMENT INSTRUCTION OF THE SECOND FULCRUM III LIMITED PARTNERSHIP

     INSTRUCTION: Indicate how you wish to receive payment for the shares sold to the Underwriters. A wire transfer can be made only to an account standing in exactly the same name as the person or entity, including trusts or other associations, holding the shares being sold.

                                MANNER OF PAYMENT

     I request that payment of the net proceeds from the sale of the shares of Common Stock of Robert Half International Inc. to be sold by me pursuant to the Underwriting Agreement be made in the following manner:


     (___)    WIRE TRANSFER to the following account:

              Account No. ____________________

              Bank ___________________________
                        (Name)

              ________________________________
              ________________________________
                        (Address)

              ABA No._________________________

              Bank Contact Person ____________________________

                  phone (___) _____________